           As filed with the Securities and Exchange Commission on July 31, 1997
                                                 Registration No. 333-__________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ________________

                                 CARDIMA, INC.
             (Exact name of Registrant as specified in its charter)

            DELAWARE                                94-3177883
    (State of incorporation)           (I.R.S. Employer Identification No.)

                              47266 BENICIA STREET
                               FREMONT, CA  94538
                    (Address of principal executive offices)
                            _______________________

                       1997 EMPLOYEE STOCK PURCHASE PLAN
                             1993 STOCK OPTION PLAN
                       1997 DIRECTORS' STOCK OPTION PLAN
                           (Full title of the Plans)
                            _______________________

                           PHILLIP C. RADLICK, Ph.D.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 CARDIMA, INC.
                             47266 BENICIA STREET
                              FREMONT, CA  94538
                                (510) 354-0300
(Name, address and telephone number, including area code, of agent for service)
                            _______________________

                                   Copy to:
                              Arnold E. Brown, II
                               Venture Law Group
                          A Professional Corporation
                              2800 Sand Hill Road
                             Menlo Park, CA  94025
                                (415) 854-4488

                               Page 1 of 8 Pages
                            Exhibit Index on Page 8
              (Calculation of Registration Fee on following page)

--------------------------------------------------------------------------------
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                           Maximum                Proposed Maximum           Proposed Maximum            Amount of

                                         Amount to be            Offering Price Per         Aggregate Offering          Registration

Title of Securities to be Registered     Registered(1)                  Share                      Price                     Fee

------------------------------------------------------------------------------------------------------------------------------------

1997 EMPLOYEE STOCK PURCHASE PLAN
 Common Stock,
 $0.001 par value.....................   250,000 Shares            $5.96875(2)                 $ 1,492,188                    $  452


1993 STOCK OPTION PLAN
 Common Stock,
 $0.00l par value.....................   862,332 Shares            $   1.31(3)                 $ 1,129,655                    $  342


 Common Stock,
 $0.001 par value..................... 1,937,668 Shares            $5.96875(4)                 $11,565,456                    $3,505


1997 DIRECTORS' STOCK OPTION PLAN
 Common Stock,
 $0.00l par value.....................   200,000 Shares            $5.96875(4)                 $ 1,193,750                    $  362


     TOTAL                             3,250,000 Shares                                        $15,381,049                    $4,662

     -----

_______________________
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock. In addition, this Registration Statement also covers 1,500,000 additional shares of Common Stock that will become issuable under the 1993 Stock Option Plan pursuant to a provision that provides that the number of shares authorized under the Plan will automatically increase on the first trading day of the 1998, 1999, 2000, 2001, and 2002 calendar years by an amount equal to 3% of the number of shares of Common Stock outstanding on December 31 of the immediately preceding calendar year, provided that no such annual increase shall exceed 300,000 shares.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the
           --------------
     registration fee. The computation is based upon the average of the high and low sale prices of the Common Stock as reported on The Nasdaq National Market on July 28, 1997, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

(3) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to issued options is based upon the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan as of July 28, 1997.

(4) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on July 28, 1997.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.
          ---------------------------------------

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:
      ----------

     (a) The Registrant's Prospectus filed on June 6, 1997, pursuant to Rule 424(b) of the Securities Act, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (b)  Not Applicable.

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") on April
                                                        ------------
23, 1997, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.   DESCRIPTION OF SECURITIES.  Not applicable.
          -------------------------

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.
          --------------------------------------

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          -----------------------------------------

     Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VII, Section 6 of the Registrant's Bylaws provides for mandatory indemnification of its directors and permissible indemnification of officers and employees to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages to the Registrant and its stockholders for breach of the directors' fiduciary duty. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to a liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its officers and directors which provide such officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.
          -----------------------------------

Item 8.   EXHIBITS.
          --------

Exhibit
 Number
 ------
  5.1      Opinion of Venture Law Group, a Professional Corporation.

 23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

 23.2      Consent of Ernst & Young LLP, Independent Auditors.

 24.1      Powers of Attorney (see p. 7).

 10.1*     1997 Employee Stock Purchase Plan

 10.2*     1993 Stock Option Plan

 10.3*     1997 Directors' Stock Option Plan

_______________
* Incorporated by reference to the identically numbered exhibits filed with Registrant's Registration Statement on Form S-1 (Registration No. 333-23209), which became effective on June 5, 1997.

Item 9.        UNDERTAKINGS.
               ------------

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            [Signature Pages Follow]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Cardima, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this July 30, 1997.

                               Cardima, Inc.



                               By: /s/ Ronald E. Bourquin
                                  ----------------------------------------------
                                     Ronald E. Bourquin
                                     Vice President and Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Phillip C. Radlick, Ph.D., and Ronald E. Bourquin, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-facts and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                             Title                            Date
         ---------                             -----                            ----
/s/ Phillip C. Radlick, Ph.D.           President, Chief Executive Officer    July 30, 1997
--------------------------------        and Director (Principal Executive
Phillip C. Radlick, Ph.D.               Officer)

/s/ Ronald E. Bourquin                  Vice President and Chief Financial    July 30, 1997
--------------------------------        Officer (Principal Financial and
Ronald E. Bourquin                      Accounting Officer)

/s / Gabriel B. Vegh                    Director                              July 30, 1997
--------------------------------
Gabriel B. Vegh

/s/ Joseph S. Lacob                     Director                              July 30, 1997
--------------------------------
Joseph S. Lacob

/s/ Michael J.F. Du Cros                Director                              July 30, 1997
--------------------------------
Michael J.F. Du Cros

/s/ Neal Moszkowski                     Director                              July 30, 1997
--------------------------------
Neal Moszkowski

/s/ Charles P. Waite, Jr.               Director                              July 30, 1997
--------------------------------
Charles P. Waite, Jr.

                               INDEX TO EXHIBITS


 Exhibit
 Number
---------

   5.1     Opinion of Venture Law Group, a Professional Corporation

  23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

  23.2     Consent of Ernst & Young LLP, Independent Auditors.

  24.1     Powers of Attorney (see p. 7).